Exhibit 99.2

                          TRANSNET REPORTS RESULTS FOR
                 FISCAL 2007 SECOND QUARTER AND SIX-MONTH PERIOD


/FOR IMMEDIATE RELEASE/                                  CONTACT: Steven J. Wilk
                                                                  (908) 253-0500

BRANCHBURG, NEW JERSEY, February 14, 2007 - TRANSNET CORPORATION (OTCBB: TRNT), a leading IT sales and service company, today announced results for the second quarter of fiscal 2007, and six months ended December 31, 2006. For the second quarter ended December 31, 2006, the Corporation reported a net loss of $182,262 or $0.04 per diluted share, compared to net earnings of $52,298, or $0.01 per diluted share, for the second quarter of fiscal 2006. Revenue was $7,780,308 for the fiscal 2007 quarter, as compared to $8,504,034 in the same period last year.

For the six months ended December 31, 2006, the Corporation reported a net loss of $174,532, or $0.04 per diluted share, on revenue of $16,151,630. This compares to net income of $130,781, or $0.03 per diluted share, on revenue of $19,585,894 for the same period of the prior year.

Steven J. Wilk, President said, "The results of the quarter were impacted by delays with government agencies and commercial clients as they continued to evaluate their strategic options for network implementation. Presently, we have a record number of proposals outstanding, many of which are significant in size and scope, and we are confident in our ability to realize sequential revenue growth for the remainder of the fiscal year. In addition, we are extremely pleased with the opportunities that have resulted from our penetration of the Philadelphia market and plan to significantly grow our presence in this territory in the future.

"We recently announced a large multi-year support contract with a Fortune 500 client and are confident this will produce positive results for our shareholders. In addition, as previously mentioned, we have a number of large outstanding proposals with governmental agencies, schools, and commercial clients. We believe that we will continue to grow based on our past achievements, and will continue to win contracts with government agencies, commercial clients, and institutions of higher learning."


ABOUT TRANSNET
TransNet Corporation is a leading IP Telephony and IT sales and support provider for corporate and educational clients. TransNet provides sophisticated solutions, including system design and integration, help-desk support services and end-user training. Its clients include Fortune 100 organizations, primarily in the pharmaceutical, oil and gas, finance and communications industries, as well as educational and governmental institutions.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: THE STATEMENTS CONTAINED IN THIS PRESS RELEASE THAT ARE FORWARD-LOOKING STATEMENTS ARE BASED ON CURRENT MANAGEMENT EXPECTATIONS THAT INVOLVE RISK AND UNCERTAINTIES. POTENTIAL RISKS AND UNCERTAINTIES INCLUDE, WITHOUT LIMITATION:
THE IMPACT OF ECONOMIC CONDITIONS GENERALLY AND IN THE INDUSTRY FOR MICROCOMPUTER PRODUCTS AND SERVICES; DEPENDENCE ON KEY VENDORS; CONTINUED COMPETITIVE AND PRICING PRESSURES IN THE INDUSTRY; PRODUCT SUPPLY SHORTAGES; OPEN-SOURCING OF PRODUCTS OF VENDORS; RAPID PRODUCT IMPROVEMENT AND TECHNOLOGICAL CHANGE, SHORT PRODUCT LIFE CYCLES AND RESULTING OBSOLESCENCE RISKS; LEGAL PROCEEDINGS; CAPITAL AND FINANCING AVAILABILITY; AND OTHER RISKS SET FORTH IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.


                                 (TABLE FOLLOWS)

                       TRANSNET CORPORATION AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                   (unaudited)

                                                         Three Months Ended December 31,
                                                             2006             2005
                                                         -------------------------------
Revenues                                                 $  7,780,308       $  8,504,034
Net (Loss) Earnings                                          (182,262)            52,298
Basic Net (Loss) Income per Common Share                        (0.04)              0.01
Diluted Net (Loss) Income per Common Share                      (0.04)              0.01
Weighted Average Common Shares Outstanding:  Basic          4,823,304          4,823,304
Weighted Average Common Shares Outstanding:  Diluted        4,823,304          4,916,505



                                                          Six Months Ended December 31,
                                                             2006             2005
                                                         -------------------------------

Revenues                                                 $ 16,151,630       $ 19,585,894
Net (Loss) Earnings                                          (174,532)           130,781
Basic Net (Loss) Income per Common Share                        (0.04)              0.03
Diluted Net (Loss) Income per Common Share                      (0.04)              0.03
Weighted Average Common Shares Outstanding:  Basic          4,823,304          4,823,304
Weighted Average Common Shares Outstanding:  Diluted        4,823,304          4,925,992


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